UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): November 2, 2026

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Turmstrasse 30 Steinhausen, Switzerland		CH-6312
(Address of principal executive offices)		(Zip Code)

+41 (41) 749-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Shares, $0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition

Transocean Ltd.’s press release dated November 2, 2026, concerning financial results for the third quarter 2026, furnished as Exhibit 99.1 to this report, is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

We issue a report entitled “Transocean Fleet Status Report,” which includes drilling rig status and contract information. A report dated November 2, 2026, is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. You may subscribe to the Transocean “E-mail Alerts,” which based upon your selections will alert you to new Transocean press releases, financial and other updates. This free service will send you an automated email containing the Fleet Status Report press release and a link to our website: www.deepwater.com, where the reports are posted each quarter under “Investors/Fleet Status Report.” You may subscribe to this service in the footer of any of the website’s Investors pages by selecting “E-mail Alerts” then providing your email address. Please select the alerts to which you prefer to subscribe and click “Submit.”

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits

Number	Description
99.1	Press Release Reporting Third Quarter 2026 Financial Results
99.2	Fleet Status Report dated November 2, 2026
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSOCEAN LTD.

Date: November 2, 2026	By	/s/ Debra Kupferman
Debra Kupferman
Authorized Person